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                                                                    EXHIBIT 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated August 15, 2003 except for Notes 3 and 8, as to which the date is November 14, 2003, accompanying the consolidated financial statements included in the Annual Report of LSI Industries Inc. on Form 10-K/A for the year ended June 30, 2003. We hereby consent to the incorporation by reference of said report in the Registration Statement of Form S-3, to be filed November 26, 2003, and to the use of our name as it appears under the caption "Experts".

Grant Thornton LLP

Cincinnati, Ohio
November 26, 2003